AMENDMENT NUMBER ONE TO THE
MOLINA HEALTHCARE, INC.
2025 EQUITY INCENTIVE PLAN

Molina Healthcare, Inc. adopts the following amendment to the Molina Healthcare, Inc. 2025 Equity Incentive Plan (the “Plan”), effective May 6, 2026. Unless otherwise defined herein, any capitalized terms shall have the meaning set forth in the Plan.
1. Section 4.1 of the Plan is hereby amended and restated in its entirety as follows:
4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.4, 3,295,000 shares of Stock shall initially be available for all Awards under the Plan, less one (1) share for every one (1) share granted under a Prior Plan after December 31, 2024. After April 30, 2025, no awards may be granted under a Prior Plan; however, any awards under a Prior Plan that are outstanding as of April 30, 2025 shall remain subject to the terms and conditions of, and continue to be governed by, such Prior Plan.

2. Section 5.3(a)(i) of the Plan is hereby amended and restated in its entirety as follows:
(i)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 3,295,000. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1.

3. All other provisions of the Plan shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Amendment Number One to the Molina Healthcare, Inc. 2025 Equity Incentive Plan to be executed this 6th day of May, 2026.

MOLINA HEALTHCARE, INC.

By: /s/ Jeff D. Barlow

Name: Jeff D. Barlow
Title: Corporate Secretary